As filed with the Securities and Exchange Commission on February 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Assets Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-3338708
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 200, San Diego, California 92130

(858) 350-2600

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John W. Chamberlain

Chief Executive Officer and President

American Assets Trust, Inc.

11455 El Camino Real, Suite 200, San Diego, California 92130

(858) 350-2600

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott N. Wolfe, Esq.

Julian T.H. Kleindorfer, Esq.

Michael E. Sullivan, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities Being Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee
Common Stock, par value $.01 per share	24,370,152	$21.92	$534,193,732	$61,219

(1)	Including an indeterminate number of shares which may be issued by American Assets Trust, Inc. with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	Based upon the average of the high and low prices of our common stock reported on the New York Stock Exchange on January 31, 2012, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities and the selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion,

Prospectus dated February 7, 2012

PROSPECTUS

24,370,152 Shares

Common Stock

This prospectus relates to the possible resale, from time to time, by the selling stockholders named in this prospectus of up to 5,974,063 shares of our common stock initially issued in private placements on January 19, 2011 in connection with our formation transactions. It also relates to the possible issuance of up to 18,396,089 shares of our common stock in exchange for common units of partnership interest, or common units, in American Assets Trust, L.P., our operating partnership, tendered for redemption by one or more of the limited partners pursuant to their contractual rights, and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus. We are registering the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any of the holders of common units will request that our operating partnership redeem their common units, that upon any such redemption we will elect, in our sole and absolute discretion, to exchange some or all of the common units tendered for redemption for common stock, or that any shares of our common stock requested for resale or received in exchange for common units will be sold by the selling stockholders.

We will receive no proceeds from any issuance of the shares of our common stock covered by this prospectus to the selling stockholders or from any sale of the shares covered by this prospectus by the selling stockholders, but we have agreed to pay certain registration expenses.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “AAT.” On January 31, 2012, the last reported sales price of our common stock on the NYSE was $22.14 per share.

See “Risk Factors” beginning on page 2 for certain risk factors relevant to an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., and any of our other subsidiaries. American Assets Trust, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership.

You should rely only on the information contained in this document or incorporated by reference. Neither we nor any of the selling stockholders have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of the prospectus even though this prospectus is delivered or shares are sold pursuant to the prospectus at a later date. Since the date of the prospectus contained in this registration statement, our business, financial condition, results of operations and prospects may have changed.

i

AMERICAN ASSETS TRUST, INC.

We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and develops high quality retail, office, multifamily and mixed-use properties in attractive, high-barrier-to-entry markets primarily in Southern California, Northern California, Oregon and Hawaii. As of December 31, 2011 our portfolio was comprised of ten retail shopping centers; six office properties; a mixed-use property consisting of a 369-room all-suite hotel and a retail shopping center; and four multifamily properties. Our core markets include San Diego, the San Francisco Bay Area, Portland, Oregon and Oahu, Hawaii.

We are a Maryland corporation formed on July 16, 2010 and intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2011. We believe that our organization and method of operation have enabled us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2011, and we intend to continue to be organized and operate in this manner. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income to our stockholders.

Our principal executive office is located at 11455 El Camino Real, Suite 200, San Diego, California 92130. Our telephone number is (858) 350-2600. Our internet address is www.americanassetstrust.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS

Investment in our common stock involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, the risks discussed below and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before exchanging common units for shares of our common stock or purchasing shares of our common stock from the selling stockholders. The following discussion of risk factors is not intended to be exhaustive, but to supplement those other discussions of risk factors with risk factors specific to this offering. This discussion of risk factors includes many forward-looking statements. For cautions about relying on such forward-looking statements, please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Exchange of Common Units for Common Stock

The exchange of common units for our common stock is a taxable transaction.

The exchange of common units for shares of our common stock (which may occur following the tender of such common units for redemption if we elect to acquire such units for shares of our common stock) will be treated for federal income tax purposes as a sale of such common units by the limited partner making the exchange. A limited partner will recognize gain or loss for federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of our operating partnership’s liabilities allocable to the common units being exchanged, less the limited partner’s adjusted tax basis in the common units exchanged. The recognition of any loss resulting from an exchange of common units for shares of our common stock is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, or the Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a limited partner to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of the common units may be restricted and, as a result of stock price fluctuations, the price the limited partner receives for the shares of our common stock may not equal the value of the common units at the time of the exchange.

An investment in our common stock is different from an investment in common units.

If a limited partner exchanges his or her common units for shares of our common stock, he or she will become one of our stockholders rather than a limited partner in our operating partnership. Although the nature of an investment in our common stock is similar to an investment in common units, there are also differences between ownership of common units and ownership of our common stock. These differences include:

•	form of organization;

•	management control;

•	voting and consent rights;

•	liquidity; and

•	federal income tax considerations.

See “Exchange of Common Units for Common Stock.”

Risks Related to Ownership of Our Common Stock

Market interest rates may have an effect on the value of our common stock.

One of the factors that will influence the price of our common stock will be the dividend yield on the common stock (as a percentage of the price of our common stock, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

The number of shares available for future sale could adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. Sales of substantial amounts of shares of our common stock in the public market, or even the perception that such sales might occur, could adversely affect the market price of the shares of our common stock. Some of the matters that may adversely affect the market price of the shares of our common stock or the terms upon which we may be able to obtain additional capital through the sale of equity securities could include: the resale of shares of common stock covered by this prospectus, the exchange of common units for our common stock, the granting, exercise or the vesting of any options or restricted stock granted to certain directors, executive officers and other employees under our equity incentive plan, the issuance of our common stock or units in our operating partnership in connection with property, portfolio or business acquisitions and other issuances of our common stock or units in our operating partnership. In addition, future sales of shares of our common stock may be dilutive to existing stockholders.

The market price and trading volume of our common stock may be volatile.

The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the price at which they traded when you acquired them. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate industry;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	the market for similar securities;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus;

•	the extent of investor interest in our securities;

•	the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

•	our underlying asset value;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet earnings estimates;

•	failure to meet the REIT qualification requirements and maintain our REIT status;

•	changes in our credit ratings;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt securities), including medium-term notes, senior or subordinated notes and additional classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock or preferred units and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Any shares of preferred stock that we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, selling stockholders named in this prospectus may sell our common stock from time to time. This prospectus provides you with a general description of our common stock that any selling stockholders may offer. Each time selling stockholders sell shares of our common stock, the selling stockholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our common stock.

Selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” on page 62 for more information on this topic.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website, www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that also is incorporated or deemed to be incorporated by reference in this prospectus or in any applicable prospectus supplement modifies or supersedes the original statement. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•

our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the Securities and Exchange Commission on January 19, 2011, January 20, 2011, March 3, 2011, March 11, 2011, May 20, 2011, June 1, 2011, June 29, 2011, August 5, 2011 and January 10, 2012;

•	the description of our common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on January 11, 2011; and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

We also specifically incorporate by reference any documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: General Counsel or by telephone at (858) 350-2600.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated funds from operations, or FFO, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995

for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse economic or real estate developments in our markets;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	difficulties in completing dispositions;

•	our inability to develop or redevelop properties due to market conditions;

•	our failure to successfully operate acquired properties and operations;

•	fluctuations in interest rates and increased operating costs;

•	risks related to joint venture arrangements;

•	our failure to obtain necessary outside financing;

•	on-going litigation;

•	general economic conditions;

•	financial market fluctuations;

•	risks that affect the general retail, office and multifamily environment;

•	the competitive environment in which we operate;

•	decreased rental rates or increased vacancy rates;

•	conflicts of interests with our officers or directors;

•	lack or insufficient amounts of insurance;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	other factors affecting the real estate industry generally;

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders of our common stock and common units named in the section entitled “Selling Stockholders.” We will not receive any of the proceeds from the issuance of shares of our common stock to such holders or the resale of shares of our common stock from time to time by such holders. However, we will pay registration expenses, which we estimate to be approximately $160,000.

DESCRIPTION OF STOCK

The following description of the material terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter, and our bylaws, as amended, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 490,000,000 shares of common stock, $0.01 par value per share, or common stock, and 10,000,000 shares of preferred stock, $0.01 par value per share, or preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock that we have authority to issue. As of December 31, 2011, 39,283,796 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, specifying that our stockholders may act without a meeting only by unanimous consent, or specifying the vote required to amend such provisions. Maryland law also permits a

Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each new class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock in one or more classes or series and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as the additional authorized shares of stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any class or series of preferred stock offered pursuant to this prospectus. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter documents relating to a class or series of securities offered pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information.”

In order for us to qualify as a REIT under the Code our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.275% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 7.275% in value of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of our common stock that are not treated as outstanding for federal income tax purposes. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 7.275% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 7.275% of our outstanding common stock and thereby violate the applicable ownership limit.

Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the ownership limits if doing so would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our board of directors reasonably determines that such waiver will not cause or allow:

•	five or fewer individuals to actually or beneficially own more than 49% in value of the aggregate of the outstanding shares of all classes and series of our stock; and

•

subject to certain exceptions, us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of ours (or a tenant of an entity owned in whole or in part by us).

As a condition of the exception, our board of directors may require an opinion of counsel or Internal Revenue Service, or IRS, ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations, covenants and undertakings from the person requesting the exception as are reasonably necessary or prudent to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with past offerings of our common stock, our board of directors has granted to Mr. Rady (and certain of his affiliates) an exemption from the ownership limits that will allow him to own, in the aggregate, up to 19.9% in value or in number of shares, whichever is more restrictive, of our outstanding common stock, subject to various conditions and limitations.

In connection with a waiver of an ownership limit or at any other time, our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could otherwise cause us to fail to qualify as a REIT.

Our charter provisions further prohibit:

•

any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in (i) us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, or (ii) any manager of a “qualified lodging facility,” within the meaning of Section 856(d)(9)(D) of the Code, leased by us to one of our taxable REIT subsidiaries failing to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, in each case if the income we derive from such tenant or such taxable REIT subsidiary, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any of the gross income requirements imposed on REITs); and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share paid in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last reported sale price on the NYSE on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF AMERICAN ASSETS TRUST, L.P.

We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to American Assets Trust, Inc. in our capacity as the general partner of our operating partnership.

General

Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through its subsidiaries. We are the sole general partner of our operating partnership and, as of December 31, 2011, we owned 67.8% of the outstanding common units in the operating partnership.

Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions related to our initial public offering received common units of partnership interest in our operating partnership, which we refer to as common units and have the terms described below. Our operating partnership is also authorized to issue a class of units of partnership interest designated as LTIP units, which have the terms described below. The units in the operating partnership are not listed on any exchange or quoted on any national market system.

Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of common units;

•	transfer restrictions on units and other partnership interests;

•	a requirement that we may not be removed as the general partner of our operating partnership without our consent;

•

our ability in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that we may determine, in either case, without the approval or consent of any limited partner; and

•

the rights of the limited partners to consent to certain direct or indirect transfers of our interest in our operating partnership, including in connection with certain mergers, consolidations and other business combinations involving us, recapitalizations and reclassifications of our outstanding stock and issuances of our stock that require approval of our stockholders.

Purposes, Business and Management

Our operating partnership was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act. Our operating partnership may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any entity engaged in any business permitted by or under the Maryland Revised Uniform Limited Partnership Act. However, our operating partnership may not, without our specific consent, which we may give or withhold in our sole and absolute discretion, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

•	could adversely affect our ability to continue to qualify as a REIT;

•	could subject us to any taxes under Section 857 or Section 4981 of the Code or any other related or successor provision under the Code; or

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or our operating partnership.

In general, our board of directors manages the business and affairs of our operating partnership by directing our business and affairs, in our capacity as the sole general partner of our operating partnership. Except as otherwise expressly provided in the partnership agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of our operating partnership are exclusively vested in us, in our capacity as the sole general partner of our operating partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power over our operating partnership’s business, transact any business in our operating partnership’s name or sign documents for or otherwise bind our operating partnership. We may not be removed as the general partner of our operating partnership, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion. In addition to the powers granted to us under applicable law or any provision of the partnership agreement, but subject to certain rights of holders of any class or series of partnership interest, we, in our capacity as the general partner of our operating partnership, have the full and exclusive power and authority to do all things that we deem necessary or desirable to conduct the business and affairs of our operating partnership, to exercise or direct the exercise of all of the powers of our operating partnership and to effectuate the purposes of our operating partnership without the approval or consent of any limited partner. We may authorize our operating partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as we determine to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, we may execute, deliver and perform agreements and transactions on behalf of our operating partnership without the approval or consent of any limited partner.

Restrictions on General Partner’s Authority

The partnership agreement prohibits us, in our capacity as general partner, from taking any action that would make it impossible to carry out the ordinary business of our operating partnership or performing any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the partnership agreement. We may not, without the prior consent of the partners of our operating partnership (including us), amend, modify or terminate the partnership agreement, except for certain amendments that we may approve without the approval or consent of any limited partner, described in “—Amendment of the Partnership Agreement,” certain amendments described below that require the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us) and certain amendments described below that require the approval of each affected partner. We may not, in our capacity as the general partner of our operating partnership, without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us):

•	take any action in contravention of an express provision or limitation of the partnership agreement;

•

transfer all or any portion of our general partnership interest in our operating partnership or admit any person as a successor general partner, subject to the exceptions described in “—Transfers and Withdrawals—Restrictions on Transfers by the General Partner”;

•	voluntarily withdraw as the general partner; or

•

amend the partnership agreement to alter the restrictions on the general partner’s power to transfer all or any portion of its interest in our operating partnership or voluntarily withdraw as the general partner.

Without the consent of each affected limited partner, we may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts us or our operating partnership from performing our or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. For the avoidance of doubt, because we have the right to elect to acquire common units tendered for redemption in exchange for shares of common stock, the approval of the limited partners generally should not be required in order for us or our operating partnership to enter into loan agreements which conditionally restrict our operating partnership from redeeming common units for cash. In addition to any approval or consent required by any other provision of the partnership agreement, we may not, without the consent of each affected partner, amend the partnership agreement or take any other action that would:

•	convert a limited partner into a general partner;

•	modify the limited liability of a limited partner;

•

alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement, except to the extent permitted by the partnership agreement in connection with the creation or issuance of any new class or series of partnership interest;

•	alter or modify the redemption rights of holders of common units or the related definitions specified in the partnership agreement;

•

remove, alter or amend certain provisions of the partnership agreement relating to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Sections 857 or 4981 of the Code; or

•	amend the provisions of the partnership agreement requiring the consent of each affected partner before taking any of the actions described above.

Additional Partnership Interests and Limited Partners

We may cause our operating partnership to issue additional units or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, units or other partnership interests or securities issued by our operating partnership;

•	for less than fair market value; or

•	in connection with any merger of any other entity into our operating partnership.

The net capital contribution need not be equal for all limited partners. We may cause our operating partnership to issue LTIP units for no consideration. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person’s ownership of any tenant of us or our operating partnership and the number of persons that may, as a result of such person’s admission as a limited partner, be treated as directly or indirectly owning an interest in our operating partnership. No person may be admitted as an additional limited partner without our consent, which we may give or withhold in our sole and absolute discretion, and no approval or consent of any limited partner is required in connection with the admission of any additional limited partner.

The partnership agreement authorizes our operating partnership to issue common units and LTIP units, and our operating partnership may issue additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our operating partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

IF WE ISSUE SHARES OF PREFERRED STOCK, WE ANTICIPATE THAT WE WILL CONTRIBUTE THE NET PROCEEDS OF SUCH ISSUANCE TO OUR OPERATING PARTNERSHIP IN EXCHANGE FOR PREFERRED UNITS WITH SUBSTANTIALLY SIMILAR DISTRIBUTION RIGHTS.

Ability to Engage in Other Businesses; Conflicts of Interest

We may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of our operating partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating partnership in exchange for additional partnership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating partnership so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating partnership.

Distributions

Our operating partnership will make distributions at such times and in such amounts, as we may in our sole and absolute discretion determine:

•

first, with respect to any partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) or series of partnership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

•

second, with respect to any partnership interests that are not entitled to any preference in distribution, including the common units and, except as described below under “—Special Allocations and Liquidating Distributions on LTIP Units” with respect to liquidating distributions and as may be provided in our 2011 Equity Incentive Award Plan or any other incentive award plan, or any applicable award agreement, the LTIP units, in accordance with the rights of the holders of such class(es) or series of partnership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Distributions payable with respect to any units that were not outstanding during the entire quarterly period in respect of which a distribution is made, other than units issued to us in connection with the issuance of shares of our common stock, will be prorated based on the portion of the period that such units were outstanding.

Allocations

Except for the special allocations to holders of LTIP units described below under “Special Allocations and Liquidating Distributions on LTIP Units,” and subject to the rights of the holders of any other class or series of partnership interest, net income or net loss of our operating partnership will generally be allocated to us, as the general partner, and to the limited partners in accordance with the partners’ respective percentage ownership of the aggregate outstanding common units and LTIP units. Allocations to holders of a class or series of partnership interest will generally be made proportionately to all such holders in respect of such class or series. However, in some cases gain or loss may be disproportionately allocated to partners who have contributed appreciated property or guaranteed debt of our operating partnership. The allocations described above are subject to special rules relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations. See “Federal Income Tax Considerations—Taxation of our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

Special Allocations and Liquidating Distributions on LTIP Units

A partner who receives units from the partnership has an initial capital account balance that is equal to the amount the partner paid (or contributed to our operating partnership) for its units and is subject to subsequent adjustments, including as the result of allocations of the partner’s share of income or loss of our operating partnership. Because a holder of LTIP units generally will not pay for the LTIP units, the initial capital account balance attributable to such LTIP units will be zero. However, the partnership agreement provides that holders of LTIP units will receive special allocations of income in the event of a sale or “hypothetical sale” of the assets of our operating partnership, prior to the allocation of income to us or other holders of common units with respect to our or their common units. Such income will be allocated to holders of LTIP units to the extent necessary to cause the capital account of a holder of LTIP units to be economically equivalent to our capital account with respect to an equal number of common units. The term “hypothetical sale” does not refer to an actual sale of our operating partnership’s assets, but refers to certain adjustments to the value of our operating partnership’s assets and the partners’ capital account balances, determined as if there had been a sale of such assets at their fair market value, as required by applicable Treasury Regulations. Further, we may delay or accelerate allocations to holders of LTIP units, or adjust the allocation of income or loss among the holders of LTIP units, so that, for the year during which each LTIP unit’s distribution participation date falls, the ratio of the income and loss allocated to the LTIP unit to the total amounts distributed with respect to each such LTIP unit is more nearly equal to the ratio of the income and loss allocated to our common units to the amounts distributed to us with respect to our common units.

Because distributions upon liquidation of our operating partnership will be made in accordance with the partners’ respective capital account balances, not numbers of units, LTIP units will not have full parity with common units with respect to liquidating distributions until the special allocations of income to the holders of LTIP units in the event of a sale or “hypothetical sale” of our operating partnership’s assets causes the capital account of a holder of LTIP units to be economically equivalent to our capital account with respect to an equal number of common units. To the extent that there is not sufficient income to allocate to an LTIP unitholder’s capital account to cause such capital account to become economically equivalent to our capital account with respect to an equal number of common units, or if such a sale or “hypothetical sale” does not occur, the holder’s LTIP units will not achieve parity with common units with respect to liquidating distributions.

Borrowing by the Operating Partnership

We may cause our operating partnership to borrow money and to issue and guarantee debt as we deem necessary for the conduct of the activities of our operating partnership. Such debt may be secured, among other things, by mortgages, deeds of trust, liens or encumbrances on the properties of our operating partnership.

Reimbursement of Expenses; Transactions with Our Affiliates and Us

We will not receive any compensation for our services as the general partner of our operating partnership. We have the same right to distributions as other holders of common units. In addition, our operating partnership must reimburse us for all amounts expended by us in connection with our operating partnership’s business, including expenses relating to the ownership of interests in and management and operation of our operating partnership, compensation of officers and employees, including payments under future compensation plans that may provide for stock units, or phantom stock, pursuant to which our employees or employees of our operating partnership will receive payments based upon dividends on or the value of our common stock, director fees and expenses, any expenses (other than the purchase price) incurred by us in connection with the redemption or repurchase of shares of our stock and our costs and expenses of being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to our stockholders. Our operating partnership must reimburse us for all expenses incurred by us relating to any offering of our stock, including any underwriting discounts or commissions, based on the percentage of the net proceeds from such issuance that we contribute or otherwise make available to our operating partnership. Any reimbursement will be reduced by the amount of any interest we earn on funds we hold on behalf of our operating partnership.

We and our affiliates may engage in any transactions with our operating partnership on such terms as we may determine in our sole and absolute discretion.

Exculpation and Indemnification of General Partner

The partnership agreement provides that we are not liable to our operating partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for our intentional harm or gross negligence. The partnership agreement also provides that any obligation or liability in our capacity as the general partner of our operating partnership that may arise at any time under the partnership agreement or any other instrument, transaction or undertaking contemplated by the partnership agreement will be satisfied, if at all, out of our assets or the assets of our operating partnership only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our directors or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission. We, as the general partner of our operating partnership, are not responsible to our operating partnership or any partner for any misconduct or negligence on the part of our employees or agents, provided that we appoint such employees or agents in good faith. We, as the general partner of our operating partnership, may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action that we take or omit to take in reliance upon the opinion of such persons, as to matters which we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

In addition, the partnership agreement requires our operating partnership to indemnify us, our directors and officers, officers of our operating partnership and any other person designated by us against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of our operating partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the partnership agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.

Business Combinations of Our Operating Partnership

Subject to the limitations on the transfer of our interest in our operating partnership described in “—Transfers and Withdrawals—Restrictions on Transfers by the General Partner,” we generally have the exclusive power to cause our operating partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. However, in connection with the acquisition of properties from persons to whom our operating partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons’ tax deferral, our operating partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties

Beginning 14 months after first becoming a holder of common units, each limited partner and some assignees of limited partners will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the partnership agreement. Our operating partnership’s obligation to redeem common units does not arise and is not binding against our operating partnership until the sixth business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the common units tendered for redemption. If we do not elect to acquire the common units tendered for redemption in exchange for shares of our common stock (as described below), our operating partnership must deliver the cash redemption amount on or before the tenth business day after we receive the holder’s notice of redemption.

On or before the close of business on the fifth business day after a holder of common units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter and described in “Restrictions on Ownership and Transfer,” elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the partnership agreement. The holder of the common units tendered for redemption must provide certain information, certifications, representations, opinions and other instruments to ensure compliance with the restrictions on ownership and transfer of our stock set forth in our charter and the Securities Act. The partnership agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the Securities and Exchange Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange. Shares of our common stock issued in exchange for common units pursuant to the partnership agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws.

Transfers and Withdrawals

Restrictions on Transfers by Limited Partners

Until the expiration of 14 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans.

After the expiration of 14 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without our consent to any person that is an “accredited investor,” within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to the satisfaction of conditions specified in the partnership agreement, including minimum transfer requirements and our right of first refusal. Unless waived by us in our sole and absolute discretion, a transferring limited partner must also deliver an opinion of counsel reasonably satisfactory to us that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any state securities laws or regulations applicable to our operating partnership or the partnership interest proposed to be transferred. We may exercise our right of first refusal in connection with a proposed transfer by a limited partner within ten business days of our receipt of notice of the proposed transfer, which must include the identity and address of the proposed transferee and the amount and type of consideration proposed to be paid for the partnership interest. We may deliver all or any portion of any cash consideration proposed to be paid for a partnership interest that we acquire pursuant to our right of first refusal in the form of a note payable to the transferring limited partner not more than 180 days after our purchase of such partnership interest.

Any transferee of a limited partner’s partnership interest must assume by operation of law or express agreement all of the obligations of the transferring limited partner under the partnership agreement with respect to the transferred interest, and no transfer (other than a transfer pursuant to a statutory merger or consolidation in which the obligations and liabilities of the transferring limited partner are assumed by a successor corporation by operation of law) will relieve the transferring limited partner of its obligations under the partnership agreement without our consent, which we may give or withhold in our sole and absolute discretion.

We may take any action we determine is necessary or appropriate in our sole and absolute discretion to prevent our operating partnership from being taxable as a corporation for U.S. federal income tax purposes. No transfer by a limited partner of its partnership interest, including any redemption or any acquisition of partnership interests by us or by our operating partnership or conversion of LTIP units into common units, may be made to or by any person without our consent, which we may give or withhold in our sole and absolute discretion, if the transfer could:

•	result in our operating partnership being treated as an association taxable as a corporation for U.S. federal income tax purposes;

•	result in a termination of our operating partnership under Section 708 of the Code;

•

be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder;

•	result in our operating partnership being unable to qualify for one or more of the “safe harbors” set forth in Section 7704 of the Code and the Treasury Regulations thereunder; or

•

based on the advice of counsel to us or our operating partnership, adversely affect our ability to continue to qualify as a REIT or subject us to any additional taxes under Sections 857 or 4981 of the Code.

Admission of Substituted Limited Partners

No limited partner has the right to substitute a transferee as a limited partner in its place. A transferee of a partnership interest of a limited partner may be admitted as a substituted limited partner only with our consent, which we may give or withhold in our sole and absolute discretion, and only if the transferee accepts all of the obligations of a limited partner under the partnership and executes such instruments as we may require to evidence such acceptance and to effect the assignee’s admission as a limited partner. Any assignee of a partnership interest that is not admitted as a limited partner will be entitled to all the rights of an assignee of a limited partner interest under the partnership agreement and the Maryland Revised Uniform Limited Partnership Act, including the right to receive distributions from our operating partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of our operating partnership attributable to the partnership interest held by the assignee and the rights to transfer and redemption of the partnership interest provided in the partnership agreement, but will not be deemed to be a limited partner or holder of a partnership interest for any other purpose under the partnership agreement or the Maryland Revised Uniform Limited Partnership Act, and will not be entitled to consent to or vote on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the partnership agreement or under the Maryland Revised Uniform Limited Partnership Act, will remain with the transferring limited partner.

Restrictions on Transfers by the General Partner

Except as described below, any transfer of all or any portion of our interest in our operating partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us). Subject to the rights of our stockholders and the limited partners of our operating partnership to approve certain direct or indirect transfers of our interests in our operating partnership described below and the rights of holders of any class or series of partnership interest, we may transfer all (but not less than all) of our general partnership interest without the consent of the limited partners, voting as a separate class, in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in any outstanding shares of our stock if:

•

in connection with such event, all of the limited partners will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the partnership agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•

substantially all of the assets of our operating partnership will be owned by a surviving entity (which may be our operating partnership) in which the limited partners of our operating partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

We may also transfer all (but not less than all) of our interest in our operating partnership to a controlled affiliate of ours without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest.

We may not, without prior “partnership approval,” directly or indirectly transfer all or any portion of our interest in our operating partnership, before the later of the death of Mr. Rady and the death of his wife, in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets, a reclassification, recapitalization or change in any outstanding shares of our stock or other outstanding equity interests or an issuance of shares of our stock, in any case that requires approval by our common stockholders. The “partnership approval” requirement is satisfied, with respect to such a transfer, when the sum of the (1) the percentage interest of limited partners consenting to the transfer of our interest, plus (2) the product of (a) the percentage of the outstanding common units held by us multiplied by (b) the percentage of the votes that were cast in favor of the event by our common stockholders equals or exceeds the percentage required for our common stockholders to approve the event resulting in the transfer. Limited partners will be entitled to cast one vote for each common unit or LTIP unit, subject to adjustment under the partnership agreement.

In addition, any transferee of our interest in our operating partnership must be admitted as a general partner of our operating partnership, assume, by operation of law or express agreement, all of our obligations as general partner under the partnership agreement, accept all of the terms and conditions of the partnership agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.

Restrictions on Transfers by Any Partner

Any transfer or purported transfer of a partnership interest other than in accordance with the partnership agreement will be void. Partnership interests may be transferred only on the first day of a fiscal quarter, and no partnership interest may be transferred to any lender under certain nonrecourse loans to us or our operating partnership, in either case, unless we otherwise consent, which we may give or withhold in our sole and absolute discretion. No transfer of any partnership interest, including in connection with any redemption or acquisition of units by us or by our operating partnership or any conversion of LTIP units into common units, may be made:

•	to a person or entity that lacks the legal right, power or capacity to own the partnership interest;

•	in violation of applicable law;

•

without our consent, which we may give or withhold in our sole and absolute discretion, of any component portion of a partnership interest, such as a partner’s capital account or rights to distributions, separate and apart from all other components of the partner’s interest in our operating partnership;

•

if the proposed transfer could cause us or any of our affiliates to fail to comply with the requirements under the Code for qualifying as a REIT or as a “qualified REIT subsidiary” (within the meaning of Section 856(i)(2) of the Code);

•

without our consent, which we may give or withhold in our sole and absolute discretion, if the proposed transfer could, based on the advice of our counsel or counsel to our operating partnership, cause a termination of our operating partnership for U.S. federal or state income tax purposes (other than as a result of the redemption or acquisition by us of all units held by limited partners);

•

if the proposed transfer could, based on the advice of our legal counsel or legal counsel to our operating partnership, cause our operating partnership to cease to be classified as a partnership for U.S. federal income tax purposes (other than as a result of the redemption or acquisition by us of all units held by limited partners);

•

if the proposed transfer would cause our operating partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a “party-in-interest” for purposes of ERISA or a “disqualified person” as defined in Section 4975(c) of the Code;

•

if the proposed transfer could, based on the advice of our counsel or counsel to our operating partnership, cause any portion of the assets of our operating partnership to constitute assets of any employee benefit plan pursuant to applicable regulations of the United States Department of Labor;

•	if the proposed transfer requires the registration of the partnership interest under any applicable federal or state securities laws;

•

without our consent, which we may give or withhold in our sole and absolute discretion, if the proposed transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder, (2) could cause our operating partnership to become a “publicly traded partnership,” as that term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause (i) our operating partnership to have more than 100 partners, including as partners certain persons who own their interests in our operating partnership indirectly or (ii) the partnership interest initially issued to such partner or its predecessors to be held by more than two partners, including as partners certain persons who own their interests in our operating partnership indirectly, or (4) could cause our operating partnership to fail one or more of the “safe harbors” within the meaning of Section 7704 of the Code and the Treasury Regulations thereunder;

•	if the proposed transfer would cause our operating partnership (as opposed to us) to become a reporting company under the Exchange Act; or

•	if the proposed transfer subjects our operating partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Withdrawal of Partners

We may not voluntarily withdraw as the general partner of our operating partnership without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us) other than upon the transfer of our entire interest in our operating partnership and the admission of our successor as a general partner of our operating partnership. A limited partner may withdraw from our operating partnership only as a result of a transfer of the limited partner’s entire partnership interest in accordance with the partnership agreement and the admission of the limited partner’s successor as a limited partner of our operating partnership or as a result of the redemption or acquisition by us of the limited partner’s entire partnership interest.

Amendment of the Partnership Agreement

Except as described below and amendments requiring the consent of each affected partner described in “—Restrictions on General Partner’s Authority,” amendments to the partnership agreement must be approved by a majority in interest of the partners, including us and our subsidiaries. Amendments to the partnership agreement may be proposed only by us or by limited partners holding 25% or more of the partnership interests held by limited partners. Following such a proposal, we must submit any proposed amendment that requires the consent, approval or vote of any partners to the partners entitled to vote on the amendment for approval and seek the consent of such partners to the amendment.

We may, without the approval or consent of any limited partner but subject to the rights of holders of any additional class or series of partnership interest, amend the partnership agreement as may be required to facilitate or implement any of the following purposes:

•	to add to our obligations as general partner or surrender any right or power granted to us or any of our affiliates for the benefit of the limited partners;

•

to reflect the admission, substitution or withdrawal of partners, the transfer of any partnership interest, the termination of our operating partnership in accordance with the partnership agreement or the adjustment of the number of outstanding LTIP units, or a subdivision or combination of outstanding LTIP units, to maintain a one-for-one conversion and economic equivalence between LTIP units and common units;

•

to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement that is not inconsistent with law or with other provisions of the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement;

•

to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders any additional classes or series of partnership interest;

•	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•

to reflect such changes as are reasonably necessary for us to maintain our status as a REIT or satisfy the requirements for us to qualify as a REIT or to reflect the transfer of all or any part of a partnership interest among us and any entity that is disregarded with respect to us for U.S. federal income tax purposes;

•

to modify the manner in which items of net income or net loss are allocated or the manner in which capital accounts are adjusted, computed, or maintained (but in each case only to the extent provided by the partnership agreement and permitted by applicable law);

•	to reflect the issuance of additional partnership interests; and

•

to reflect any other modification to the partnership agreement as is reasonably necessary for our business or operations or those of our operating partnership and that does not require the consent of each affected partner as described in “—Restrictions on General Partner’s Authority.”

Amendments to the provisions of the partnership agreement relating to the restrictions on transfers of partnership interests by general or limited partners and the admission of transferees as limited partners must be approved by a majority in interest of the limited partners (excluding us and any limited partners 50% or more of whose equity is owned, directly or indirectly, by us). Amendments to any other provision of the partnership agreement that requires the approval or consent of any partner or group of partners to any action may be amended only with the approval or consent of such partner or group of partners.

Procedures for Actions and Consents of Partners

Meetings of partners may be called only by us, to transact any business that we determine. Notice of any meeting must be given to all partners entitled to act at the meeting not less than seven days nor more than 60 days before the date of the meeting. Unless approval by a different number or proportion of the partners is required by the partnership agreement, the affirmative vote of the partners holding a majority of the outstanding partnership interests held by partners entitled to act on any proposal is sufficient to approve the proposal at a meeting of the partners. Partners may vote in person or by proxy. Each meeting of partners will be conducted by us or any other person we appoint, pursuant to rules for the conduct of the meeting determined by the person conducting the meeting. Whenever the vote, approval or consent of partners is permitted or required under the partnership agreement, such vote, approval or consent may be given at a meeting of partners, and any action requiring the approval or consent of any partner or group of partners or that is otherwise required or permitted to be taken at a meeting of the partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken, approved or consented to is given by partners whose affirmative vote would be sufficient to approve such action or provide such approval or consent at a meeting of the partners. If we seek partner approval of or consent to any matter (other than “partnership approval” of direct or indirect transfers of our interests in our operating partnership) in writing or by electronic transmission, we may require a response within a reasonable specified time, but not less than fifteen days, and failure to respond in such time period will constitute a partner’s consent consistent with our recommendation, if any, with respect to the matter. If we seek “partnership approval” of a direct or indirect transfer of our interests in our operating partnership, the record date for the determination of limited partners entitled to provide such approval shall be the same day as the record date for the approval by our stockholders of the event giving rise to such “partnership approval” rights. If “partnership approval” is not obtained with respect to any particular event within five business days from the date upon which our stockholders approved of such event, then “partnership approval” will be deemed not to exist with respect to such event.

Dissolution

Our operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•

the removal or withdrawal of the last remaining general partner in accordance with the partnership agreement, the withdrawal of the last remaining general partner in violation of the partnership agreement or the involuntary withdrawal of the last remaining general partner as a result of such general partner’s death, adjudication of incompetency, dissolution or other termination of legal existence or the occurrence of certain events relating to the bankruptcy or insolvency of such general partner unless, within ninety days after any such withdrawal, a majority in interest of the remaining partners agree in writing, in their sole and absolute discretion, to continue our operating partnership and to the appointment, effective as of the date of such withdrawal, of a successor general partner;

•	an election to dissolve our operating partnership by us, in our sole and absolute discretion, with or without the consent of a majority in interest of the partners;

•	the entry of a decree of judicial dissolution of our operating partnership pursuant to the Maryland Revised Uniform Limited Partnership Act;

•

the sale or other disposition of all or substantially all of the assets of our operating partnership not in the ordinary course of our operating partnership’s business or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of our operating partnership not in the ordinary course of our operating partnership’s business; or

•	the redemption or other acquisition by us or our operating partnership of all of the outstanding partnership interests other than partnership interests held by us.

Upon dissolution we or, if there is no remaining general partner, a liquidator will proceed to liquidate the assets of our operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement and among holders of partnership interests in accordance with their capital account balances.

Tax Matters

Pursuant to the partnership agreement, we, as the general partner, are the tax matters partner of our operating partnership, and in such capacity, have the authority to handle tax audits on behalf of our operating partnership. In addition, as the general partner, we have the authority to arrange for the preparation and filing of our operating partnership’s tax returns and to make tax elections under the Code on behalf of our operating partnership.

LTIP Units

Our operating partnership is authorized to issue a class of units of partnership interest designated as “LTIP units.” We may cause our operating partnership to issue LTIP units to persons who provide services to or for the benefit of our operating partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of our operating partnership, without the approval or consent of any limited partner. Further, we may cause our operating partnership to issue LTIP units in one or more classes or series, with such terms as we may determine, without the approval or consent of any limited partner. LTIP units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of the 2011 Plan or any other award agreement relating to the issuance of the LTIP units.

Conversion Rights

Vested LTIP units are convertible at the option of each limited partner and some assignees of limited partners into common units, upon notice to us and our operating partnership, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP units is at least equal to our capital account balance with respect to an equal number of common units. We may cause our operating partnership to convert vested LTIP units eligible for conversion into an equal number of common units at any time, upon at least 10 and not more than 60 days’ notice to the holder of the LTIP units.

If we or our operating partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating partnership to convert any vested LTIP units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. If holders of common units have the opportunity to elect the form or type of consideration to be received in any such transaction, we must give prompt written notice to each limited partner holding LTIP units of such opportunity and use commercially reasonable efforts to allow limited partners holding LTIP units the opportunity to make such elections with respect to the common units that each such limited partner will receive upon conversion of his or her LTIP units. Our operating partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding LTIP units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction. Our operating partnership must also use commercially reasonable efforts to enter into an agreement with the successor or purchasing entity in any such transaction for the benefit of the limited partners holding LTIP units, enabling the limited partners holding LTIP units that remain outstanding after such a transaction to convert their LTIP units into securities as comparable as reasonably possible under the circumstances to common units and preserving as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the partnership agreement for the benefit of the LTIP unitholders.

Any conversion of LTIP units into common units will be effective as of the close of business on the effective date of the conversion.

Transfer

Unless the 2011 Plan, any other applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP units, LTIP units are transferable to the same extent as common units, as described above in “—Transfers and Withdrawals.”

Voting Rights

Limited partners holding LTIP units are entitled to vote together with limited partners holding common units on all matters on which limited partners holding common units are entitled to vote or consent, and may cast one vote for each LTIP unit so held.

Adjustment of LTIP Units

If our operating partnership takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP units or subdivide or combine outstanding LTIP units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP units.

EXCHANGE OF COMMON UNITS FOR COMMON STOCK

For purposes of this section, references to “we,” “our,” “us” and “our company” refer only to American Assets Trust, Inc.

Terms of the Exchange

After 14 months of becoming a holder of common units, each limited partner (other than us) and some assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to require the operating partnership to redeem all or a portion of the common units held by such party in exchange for a cash amount per common unit equal to the value of one share of our common stock, as determined in accordance with, and subject to adjustment as provided in, the partnership agreement. The operating partnership’s obligation to effect a redemption, however, will not arise or be binding against the operating partnership unless and until we, as general partner, decline or fail to exercise our prior and independent right to purchase such common units in exchange for shares of our common stock, pursuant to the partnership agreement.

On or after March 19, 2012, the selling stockholders may require our operating partnership to redeem their common units for cash by delivering to us a notice of redemption. Upon receipt of the notice of redemption, we may, in our sole and absolute discretion, subject to the limitations on ownership and transfer of our common stock set forth in our charter, elect to acquire some or all of the tendered common units from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one common share for each unit, subject to adjustment as provided in the partnership agreement.

The holders of common units which may be exchanged for shares of our common stock issued under this prospectus, together with those stockholders who received shares of our common stock in the formation transactions and, are referred to as the “selling stockholders.” The selling stockholders hold an aggregate of 18,396,089 common units.

Once we receive a notice of redemption from a limited partner holding common units, we will determine whether to purchase the tendering partner’s common units for shares of our common stock. If we decide to purchase the tendering limited partner’s common units in exchange for shares of our common stock, we must give written notice of this election to the tendering limited partner on or before the close of business on the fifth business day after we receive the notice of redemption from the limited partner. Any shares of our common stock that we issue in exchange for common units tendered for redemption will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction derivative of us or the operating partnership other than those provided in:

•	our charter;

•	the Securities Act; and

•	relevant state securities or blue sky laws.

Each tendering partner will continue to own all common units tendered for redemption, and be treated as a limited partner with respect to the common units for all purposes, until the common units are either paid for by the operating partnership (in the case of a redemption for cash) or transferred to us and paid for by the issuance of shares of our common stock (in the case of an exchange by us of such tendering partner’s common units for common stock). Until that time, the limited partner will have no rights as one of our stockholders with respect to the shares issued under this prospectus.

Conditions to the Exchange

We may issue shares of our common stock in exchange for common units to a tendering partner only if each of the following conditions is satisfied or waived:

•	the exchange would not cause the tendering partner or any other person to violate the ownership limits or the other restrictions on ownership and transfer of our stock set forth in our charter;

•	the exchange is for at least 1,000 common units, or, if less than 1,000 common units, all of the common units held by the tendering partner;

•

if the exchange is effected during the period after a record date that we establish for a distribution from our operating partnership to its partners and before a record date that we establish for a distribution to our common stockholders of some or all of our portion of such distribution, such tendering partner must pay to the general partner on the date of the exchange an amount in cash equal to the portion of the distribution received or receivable from the operating partnership in respect of the common units exchanged for shares of our common stock, insofar as such distribution relates to the same period for which such tendering party would receive a distribution in respect of such shares; and

•

the consummation of any redemption or exchange will be subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Comparison of the Rights, Privileges and Preferences of Ownership of Common Units and Common Stock

Generally, the nature of an investment in our common stock is similar in several respects to an investment in common units of our operating partnership. Holders of our common stock and holders of common units generally receive the same distributions. Common stockholders and holders of common units generally share in the risks and rewards of ownership in our business conducted through our operating partnership. However, there are differences between ownership of common units and ownership of our common stock, some of which may be material to investors. See “Description of Stock,” “Description of the Partnership Agreement of American Assets Trust, L.P.” and “Material Provisions of Maryland Law and of Our Charter and Bylaws.”

Holders of common units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, particularly our charter, our bylaws and the partnership agreement, for additional important information about us.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL nor, unless our bylaws are amended, more than 15.

We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL. However, we cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.

Amendments to Our Charter and Bylaws

Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the removal of directors or specifying that our stockholders may act without a meeting only by unanimous consent, or the provision specifying the vote required to amend such provisions, may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Transactions Outside the Ordinary Course of Business

We generally may not merge with or into or consolidate with another company, sell all or substantially all of our assets or engage in a statutory share exchange unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, to the extent that such a merger, consolidation, sale of assets of statutory share exchange would require the approval of our stockholders, such transaction may also require the approval of the limited partners of our operating partnership. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Restrictions on Transfers by the General Partner.”

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Additionally, subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the provisions of our charter regarding the removal of directors, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL providing for a classified board of directors, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The partnership agreement also provides that we, as general partner, and our directors, officers, employees, agents and designees are indemnified to the extent provided therein. See “Description of the Partnership Agreement of American Assets Trust, L.P.—Exculpation and Indemnification of General Partner.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership and Transfer

Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 7.275% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 7.275% in value of the aggregate outstanding shares of our stock. For a fuller description of this and other restrictions on ownership and transfer of our stock, see “Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT. Our charter also provides that our board of directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our company and holders of our common stock. For purposes of this discussion, references to “we,” “our” and “us” mean only American Assets Trust, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax other than the income tax, associated with the acquisition, ownership, or disposition of our common stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition, ownership and disposition of our common stock, including the federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Tax Consequences of the Exercise of Exchange Rights

If you exercise your right to require the operating partnership to acquire all or part of your common units, and we elect to acquire some or all of your units in exchange for our common stock, the exchange will be a taxable transaction. You generally will recognize gain or loss in an amount equal to the value of our common stock received, plus the amount of liabilities of the operating partnership allocable to your common units being exchanged, less your tax basis in those units. The recognition of any loss is subject to a number of limitations set forth in the Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of the operating partnership at the time of the exchange. The tax treatment of any acquisition of your common units by the operating partnership in exchange for cash may be similar, depending on your circumstances.

Taxation of Our Company

General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus. Latham & Watkins LLP will render an opinion to us to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation’s basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•	Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.

•

Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Income Tests—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•

Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our common stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We currently own an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities as more fully described below under “—Income Tests,” a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if (1) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space, or (2) the property to which the rents relate is a qualified lodging facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an eligible independent contractor and certain other requirements are met, as described below. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

A portion of our rental income is derived from the lease of our hotel property to our taxable REIT subsidiary. In order for the rent payable under this lease to constitute “rents from real property,” the lease must be respected as a true lease for federal income tax purposes and must not be treated as a service contract, joint venture, or some other similar type of arrangement. We believe that this lease is a true lease for federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If this lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and could fail to qualify as a REIT.

Also, our taxable REIT subsidiary may not operate or manage a lodging facility or provide rights to any brand name under which any lodging facility is operated. However, rents we receive from a lease of a hotel to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:

•

First, the hotel must be a “qualified lodging facility.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we are not permitted to have gambling or wagering activity on the premises of our hotel property or to earn income from gambling or wagering activities.

•

Second, the hotel manager must be an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified lodging facilities for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (1) that does not own (taking into account relevant attribution rules) more than 35% of our stock, and (2) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest in the contractor.

We believe that our hotel property is a qualified lodging facility, and that the hotel manager engaged by our taxable REIT subsidiary to manage the hotel is an eligible independent contractor. Furthermore, while we monitor the activities of the eligible independent contractor to maximize the value of our hotel investment, neither we nor our taxable REIT subsidiary lessee directly or indirectly operates or manages our hotel. Thus, we believe that the rents we derive from our taxable REIT subsidiary with respect to the lease of our hotel property qualify as “rents from real property.”

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. For example, as described in “Restrictions on Ownership and Transfer,” an excepted holder limit was established for Mr. Rady and his affiliates in excess of the ownership limit. Because Mr. Rady and his affiliates own 10% of our stock and in excess of 10% or more of the voting power or value of all classes of stock of certain of our tenants, we anticipate the rents payable by such tenants do not qualify as “rents from real property” and, therefore, do not qualify under the 95% and 75% gross income tests described above. We believe, however, that we are able to satisfy the REIT gross income tests notwithstanding our receipt of such nonqualifying rental income. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value of such property.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, constitutes rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objective. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

As described above under “Taxation of Our Company—Income Tests,” our taxable REIT subsidiary pays rent to us. We believe the rent payable to us by our taxable REIT subsidiary is at arm’s length rates. In addition, from time to time our taxable REIT subsidiaries may provide services to our tenants. We intend to set any fees paid to our taxable REIT subsidiaries for such services at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any excess rents paid to us or on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Our operating partnership owns 100% of the securities of a corporation that has elected, together with us, to be treated as our taxable REIT subsidiary. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our securities in our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value of such assets.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted tax basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure To Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe have been, and will continue to be, treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). Our operating partnership may not qualify for the 100 Partner Safe Harbor.

If our operating partnership does not qualify for the 100 Partner Safe Harbor, interests in our operating partnership may nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits of our operating partnership transferred during any taxable year of our operating partnership does not exceed 2% of the total interests in our operating partnership’s capital or profits, subject to certain exceptions. For purpose of this 2% trading restriction, our interests in our operating partnership are excluded from the determination of the percentage interests in capital or profits of our operating partnership. In addition, this 2% trading restriction does not apply to transfers by a limited partner in one or more transactions during any 30-day period representing in the aggregate more than 2% of the total interests in our operating partnership’s capital or profits. We, as general partner of our operating partnership, have the authority to take any steps we determine necessary or appropriate to prevent any trading of interests in our operating partnership that would cause our operating partnership to become a publicly traded partnership, including any steps necessary to ensure compliance with this 2% trading restriction. In the event that the 100 Partner Safe Harbor or certain other safe harbor provisions of applicable Treasury Regulations are not available, our operating partnership could be classified as a publicly traded partnership.

If our operating partnership or any of our other partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income. However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes, and we do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation

Allocations of Income, Gain, Loss and Deduction. Except for special allocations to holders of LTIP units described under “Description of the Partnership Agreement of American Assets Trust, L.P.—Special Allocations and Liquidations Distributions on LTIP Units,” the operating partnership agreement generally provides that allocations of net income to holders of common units generally will be made proportionately to all such holders in respect of such units. To the extent we issue a new class of preferred units, including any preferred units we receive from the operating partnership in exchange for our contribution to the operating partnership of the net proceeds from our issuance of any new class of preferred stock, it is expected that net income would first be allocated to holders of such preferred units in accordance with their terms. Any remaining net income will be allocated to holders of common units as described above. Certain limited partners have guarantied debt of our operating partnership. As a result of these guaranties, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests will generally carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Tax Liabilities and Attributes Inherited from Other Entities

As part of the formation transactions in connection with our initial public offering, we acquired certain entities through separate mergers of such entities with and into us. Each such merger was intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. We believe each merger qualified as a reorganization for federal income tax purposes, that we succeeded to the tax liabilities and earnings and profits, if any, of each acquired entity, and that our tax basis in the assets we acquired from each such entity was determined by reference to the tax basis of the asset in the hands of each such entity.

To qualify as a REIT, any earnings and profits accumulated in a year in which we, or any entity the earnings and profits of which we succeed to, were not a REIT must be distributed as of the close of the taxable year in which we accumulated or acquired such earnings and profits. Some of the entities that merged with and into us had elected since their formation to be taxed as an S corporation for federal income tax purposes. Assuming each such entity had at all times so qualified, we believe those entities had no accumulated earnings and profits at the time of the formation transactions. However, if any of these entities did not qualify as an S corporation for federal income tax purposes, we may have succeeded to earnings and profits accumulated by such entities, which we would be required to distribute by the close of the taxable year in which the merger occurred. In addition, certain taxable C corporations merged with and into us in connection with the formation transactions, and we were required to distribute, and we believe that we have distributed, any earnings and profits accumulated by such entities by the close of the taxable year in which each such merger occurred. If the IRS were to determine that we acquired earnings and profits that we failed to distribute prior to the end of the appropriate taxable year, we could avoid disqualification as a REIT by using “deficiency dividend” procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.

In addition, in the case of assets we acquire from a C corporation in a transaction in which the tax basis of corporation’s assets in our hands is determined by reference to the tax basis of the asset in the hands of the corporation (a “Carry-Over Basis Transaction”), if we dispose of any such asset in a taxable transaction during the ten-year period beginning on the date of the Carry-Over Basis Transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted tax basis in the asset, in each case determined as of the date of the Carry-Over Basis Transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Assuming that each target entity that had elected to be taxed as an S corporation at all times so qualified for federal income tax purposes, and had not acquired assets from a C corporation in a Carry-Over Basis Transaction, we will not be treated as acquiring assets from a C corporation in a Carry-Over Basis Transaction with respect to our merger with each such entity. However, because we also merged with certain entities that were taxable C corporations, we will be treated as acquiring assets from a C corporation in a Carry-Over Basis Transaction with respect to such mergers, and any sales of such assets in a taxable transaction during the ten-year period beginning on the date of the merger would be subject to taxation as described above.

Furthermore, our tax basis in the assets we acquire in a Carry-Over Basis Transaction may be lower than the assets’ fair market values at the time of such acquisition. This lower tax basis could cause us to have lower depreciation deductions and more gain on a subsequent sale of the assets, and to have a correspondingly larger required distribution of income or gain to our shareholders, than would be the case if we had directly purchased the assets in a taxable transaction.

If any of the mergers described above does not qualify as a reorganization within the meaning of Section 368(a) of the Code, the merger would be treated as a sale of the assets of the applicable target entity to us in a taxable transaction, and such entity would recognize taxable gain. In such a case, as the successor-in-interest to the target entity, we would be required to pay the tax on any such gain, but we would not succeed to the earnings and profits, if any, of such entity and our tax basis of the assets we acquire from such entity would not be determined by reference to the basis of the asset in the hands of such entity.

Federal Income Tax Considerations for Holders of Our Common Stock

The following summary describes the principal federal income tax consequences to you of owning and disposing of our common stock. This summary assumes you hold shares of our common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders”;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	non-U.S. governments and international organizations;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

•	stockholders who receive common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering exercising your exchange rights, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our common stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our common stock who, for federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you hold shares of our common stock and are not a U.S. stockholder, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For purposes of determining whether distributions to our stockholders are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and preferred stock (if and when issued) in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S.

stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a U.S. stockholder sells or disposes of shares of our common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. stockholder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates. The maximum tax rate for non-corporate taxpayers for capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates describe above to the extent they are properly designated by the REIT as “capital gain dividends.” The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as “qualified dividend income” is generally 15%. In general, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends is currently scheduled to increase to the tax rate then applicable to ordinary income. In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our common stock.

Foreign Accounts. Certain future payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock and the effective date of such provision. See “—Taxation of Non-U.S. Stockholders—Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing federal income taxation of the ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the ownership and disposition of shares of our common stock, including any tax return filing and other reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted tax basis of the stockholder’s common stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to federal income taxation, unless:

(1)	the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 15% (20% in the case of taxable years beginning after December 31, 2012) to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders to the extent attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States (as we believe our common stock is) is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the common stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Common Stock. Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our common stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described below), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock as “regularly traded,” as defined by applicable Treasury Regulations.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to federal income taxation under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding Tax. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local, non-U.S., and other tax laws with respect to our tax treatment as a REIT and an investment in our common stock.

SELLING STOCKHOLDERS

The “selling stockholders” are the people or entities who may sell shares of our common stock registered pursuant to this registration statement. Such selling stockholders may currently hold shares of our common stock registered pursuant to this registration statement or may receive shares of our common stock registered pursuant to this registration statement upon exchange of common units. The following table provides the names of the selling stockholders, the number of shares of our common stock currently held by such selling shareholders prior to any exchange by them of common units, the maximum number of shares of our common stock currently issuable to such selling stockholders in such exchange and the aggregate number of shares of our common stock that will be owned by such selling stockholders after the exchange. Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates. The following table does not take into effect any restrictions on ownership or transfer as described in “Restrictions on Ownership and Transfer.”

The selling stockholders named below and their permitted transferees, pledgees, orderees or other successors may from time to time offer the shares of our common stock offered by this prospectus:

Name of Beneficial Owner(1)	Common Shares Owned Prior to the	Common Units Owned Prior to the	Maximum Number of Common Shares Issuable in	Common Shares Owned Following the Exchange(2)			Maximum Number of Shares to be	Common Shares Owned After Resale(3)
	Exchange	Exchange	the Exchange	Number	%		Resold	Number	%
Ernest Rady Trust U/D/T March 10, 1983(4)	5,239,272	9,594,740	9,594,740	14,834,012	30.3		14,809,012	25,000		*
American Assets, Inc.(5)	181,805	5,107,577	5,107,577	5,289,382	11.9		5,289,382	—		*
Propco, LP(6)	—	777,499	777,499	777,499	1.9		777,499	—		*
Non-exempt Trust C Under the Stanley & Pauline Foster Trust dated 7/31/81(7)	18,540	615,072	615,072	633,612	1.6		633,612	—		*
The Stuart C. Gildred (Trust A) UTA Dated 8/18/76(8)	—	531,973	531,973	531,973	1.3		531,973	—		*
ESW LLC(9)	262,486	—	—	262,486		*	262,486	—		*
Arsobro, L.P.(10)	—	255,222	255,222	255,222		*	255,222	—		*
Parma Family Limited Partnership(11)	27,107	243,920	243,920	271,027		*	243,920	27,107		*
Foster Palisades, LLC(12)	—	209,011	209,011	209,011		*	209,011	—		*
DHM Trust dated as of 29th May 1959(13)	—	141,025	141,025	141,025		*	141,025	—		*
Ernest S. Rady(14)	10,000	125,669	125,669	135,669		*	125,669	10,000		*
Donald R. Rady Trust DTD 11/26/9(13)	—	91,276	91,276	91,276		*	91,276	—		*
Harry M. Rady Trust DTD 11/26/92(15)	—	91,252	91,252	91,252		*	91,252	—		*
Margo S. Rady Trust DTD 11/26/92(13)	—	91,252	91,252	91,252		*	91,252	—		*
Grandtodd, LLC(16)	—	76,068	76,068	76,068		*	76,068	—		*
Gaidebro Holdings Inc.(17)	64,031	—	—	64,031		*	64,031	—		*
Foster Del Monte, LLC(12)	—	61,585	61,585	61,585		*	61,585	—		*
Propco Investments, LLC(6)	—	54,561	54,561	54,561		*	54,561	—		*
Elkus Enterprises(16)	—	50,737	50,737	50,737		*	50,737	—		*
Trust A Under the Stanley & Pauline Foster Trust dated 7/31/81(7)	44,394	5,655	5,655	50,049		*	50,049	—		*
John W. & Rebecca S. Chamberlain Trust DTD 7/14/94(18)	32,068	10,694	10,694	42,762		*	42,762	—		*
WBW Retail LLC(9)	—	23,290	23,290	23,290		*	23,290	—		*
Trust A of W.E. & B.M. Chamberlain Trust dated 1/11/79(18)	18,880	—	—	18,880		*	18,880	—		*
Debra Olenick Hirsch(19)	16,940	—	—	16,940		*	16,940	—		*
Roberta Jill Olenick(20)	16,940	—	—	16,940		*	16,940	—		*
DHM Trust 2 dated 7/1/91(21)	—	11,171	11,171	11,171		*	11,171	—		*
Parma Family Trust dtd 7/31/73(11)	—	7,130	7,130	7,130		*	7,130	—		*
Trust C of the W.E. & B.M. Chamberlain Trust dated 1/11/79(18)	—	2,818	2,818	2,818		*	2,818	—		*
Western Insurance Holdings, Inc.(22)	—	2,004	2,004	2,004		*	2,004	—		*
Robert & Katherine Barton Living Trust UTA 4/21/07(23)	1,481	—	—	1,481		*	481	1,000		*
Other selling stockholders as a group(24)	103,226	214,888	214,888	318,114		*	318,114	—		*

Total	6,037,170	18,396,089	18,396,089	24,433,259			24,370,152	63,107

*	Less than 1.0 percent.
(1)	The selling stockholders listed below hold shares of our common stock and/or common units in our operating partnership received in connection with a private placements that we entered into in connection with our initial public offering.
(2)	Assumes that we exchange the common units of the selling stockholders for shares of our common stock, regardless of whether such common units are currently exchangeable. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock of only such selling stockholder. Also assumes that no transactions with respect to our common stock or common units occur other than the exchange. Based on a total of 39,283,796 shares of our common stock outstanding as of December 31, 2011.
(3)	Assumes that the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock of only such selling stockholder. Based on a total of 39,283,796 shares of our common stock outstanding as of December 31, 2011.
(4)	Ernest S. Rady is the trustee of Ernest Rady Trust U/D/T March 10, 1983 and has the voting and dispositive power over its shares of common stock and common units. Mr. Rady is our executive chairman and owns more than 10% of our outstanding common stock.
(5)	Mr. Rady is the president of American Assets, Inc. and has the voting and dispositive power over its shares of common stock and common units. Mr. Rady is our executive chairman and owns more than 10% of our outstanding common stock.
(6)	Theodore E. Gildred has the voting and dispositive power over the shares of common stock owned by Propco, L.P. and Propco Investments, LLC.
(7)	Pauline Foster has voting and dispositive power over the shares of common stock and common units owned by (a) the Non-exempt Trust C Under the Stanley & Pauline Foster Trust UDT 7/31/81 and (b) the Trust A Under the Stanley & Pauline Foster Trust dated 7/31/81.
(8)	Lynn R. Gildred is the trustee of The Stuart C. Gildred (Trust A) UTA Dated 8/18/76 and has voting and dispositive power over its common units.
(9)

Outrigger Retail LLC has voting and dispositive power over the shares of common stock and common units owned by each of (a) ESW LLC and (b) WBW Retail LLC. W. David P. Carey III, President and Chief Executive Officer of Outrigger Retail LLC has voting and dispositive power over the shares of common stock and common units controlled by Outrigger Retail LLC. ESW LLC and WBW Retail LLC are affiliates of a property management company that operates our properties Waikiki Beach Walk – Embassy SuitesTM and Waikiki Beach Walk – Retail.

(10)	Brosoar Corp. is the general partner of Arsobro, L.P. Arthur Brody and Teresa Whorton, President and VP & Treasurer, respectively of Brosoar Corp. are deemed to have voting and dispositive power over shares of common stock owned by Arsobro, L.P.
(11)	Leon W. Parma is the managing general partner of Parma Family Limited Partnership and has the voting and dispositive power over its shares of common stock and common units. Leon W. Parma and Barbara B. Parma are each trustees of the Parma Family Trust dtd 7/31/73 and each have voting and dispositive power over its common units.
(12)	John C. Harris has the voting and dispositive power over the common units owned by each of (a) Foster Palisades, LLC and (b) Foster Del Monte, LLC.

(13)	Mr. Rady is the trustee of each of (a) DHM Trust dated as of 29th May 1959, (b) Donald R. Rady Trust DTD 11/26/92, and (c) Margo S. Rady Trust DTD 11/26/92, and has the voting and dispositive power over their common units. Mr. Rady is our executive chairman and owns more than 10% of our outstanding common stock.
(14)	Mr. Rady is our executive chairman and owns more than 10% of our outstanding common stock.
(15)	Harry M. Rady is the trustee of the Harry M. Rady Trust DTD 11/26/92 and has voting and dispositive power over its common units. Harry M. Rady is the adult son of Mr. Rady. Mr. Rady is our executive chairman and owns more than 10% of our outstanding common stock.
(16)	David R. Elkus has the voting and dispositive power over the common units owned by each of (a) Grand Todd LLC and (b) Elkus Enterprises.
(17)	Mindel Olenick and Brian Hirsch, President and Vice President, respectively, of Gaidebro Holdings Inc. each have voting and dispositive power over the shares of common stock owned by Gaidebro Holdings Inc. Mindel Olenick is the sister of Mr. Rady. Mr. Rady’s nieces are common shareholders of Gaidebro Holdings Inc.
(18)	John W. Chamberlain is the trustee of each of (a) the John W. & Rebecca S. Chamberlain Trust dated 7/14/94 and (b) Trust A of the W.E. & B.M. Chamberlain Trust dated 1/11/79 and (c) Trust C of the W.E. & B.M. Chamberlain Trust dated 1/11/79, and has voting and dispositive power over their shares of common stock and common units. Mr. Chamberlain is our President and Chief Executive Officer.
(19)	Debra Hirsch is the niece of Mr. Rady.
(20)	Roberta Olenick is the niece of Mr. Rady.
(21)	Marjorie Blankstein is the trustee of DHM Trust 2 dtd 7/1/91 and has voting and dispositive power over its shares/units. Robert F. Barton, our Executive Vice President and Chief Financial Officer, has power of attorney for the DHM Trust 2 dtd 7/1/91.
(22)	Ernest S. Rady is the chairman of Western Insurance Holdings, Inc. and has the voting and dispositive power over its shares/units. Mr. Rady is our executive chairman and owns more than 10% of our outstanding common stock.
(23)	Robert F. Barton is the trustee of the Robert & Katherine Barton Living Trust dated 4/21/07 and has voting and dispositive power over its shares/units. Mr. Barton is our Executive Vice President and Chief Financial Officer.
(24)	Amount includes the aggregate holdings of unrelated selling stockholders that represent less than 1% of our 39,283,796 shares of common stock outstanding as of December 31, 2011. No selling stockholder included in this group has held any position or office with us or had a material relationship with us in the past three years.

PLAN OF DISTRIBUTION

This prospectus relates to:

•	the possible resale, from time to time, by the selling stockholders of up to 5,974,063 shares of our common stock issued in private placements in connection with our formation transactions.

•

the issuance by us of up to 18,396,089 shares of our common stock if, and to the extent that, the selling stockholders tender their common units for redemption and we elect, in our sole and absolute discretion, to exchange such common units for common stock in lieu of a cash redemption by our operating partnership; and

•	the offer and sale, from time to time, by the selling stockholders of some or all of those 18,396,089 shares of common stock issued pursuant to this prospectus in exchange for common units.

We are registering the shares of our common stock to provide the holders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the holders.

We will not receive any proceeds from the issuance of the shares of our common stock to the selling stockholders or from the sale of such shares by the selling stockholders, but we have agreed to pay the following expenses of the registration of such shares:

•	all registration and filing fees;

•	fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications;

•	printing expenses;

•	internal expenses including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties;

•	the fees and expenses incurred in connection with the listing of our common stock;

•	reasonable fees and disbursements of counsel and customary fees and expenses for independent certified public accountants retained by us; and

•	the reasonable fees and expenses of any special experts retained by us in connection with the registration.

We have no obligation to pay any fees, discounts or commissions attributable to the sale of such common stock by the selling stockholders, or any out-of-pocket expenses of the selling stockholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of our common stock contemplated hereby.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and from the purchasers of such shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of such shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of our common stock by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, dealers or agents who may receive fees or commissions in connection with any such sale. The selling stockholders may dispose of the shares or interests therein by a variety of methods, including the following:

•	on any national securities exchange on which our common stock may be listed at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in any combination of the above or by any other legally available means; and

•	any other method permitted pursuant to applicable law.

These transactions may include block transactions (in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction) or crosses (in which the same broker-dealer acts as agent on both sides of the trade). The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.

In connection with distribution of the shares of our common stock covered by this prospectus:

•	the selling stockholders may enter into hedging transactions with broker-dealers;

•	the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders;

•	the selling stockholders may sell our common stock short and deliver our common stock to close out these short positions;

•

the selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, who may then resell or otherwise transfer our common stock; and

•

the selling stockholders may loan or pledge our common stock to a broker-dealer and the broker-dealer may sell our common stock so loaned or upon a default may sell or otherwise transfer the pledged stock.

Persons participating in the distribution of the shares of our common stock offered by this prospectus may engage in transactions that stabilize the price of our common stock. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholders.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of our common stock covered by this prospectus.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited (1) our balance sheet as of December 31, 2010, (2) the combined financial statements of the American Assets Trust, Inc. Predecessor at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, (3) the financial statements of Novato FF Venture, LLC at December 31, 2009 and 2008, and for each of the two years in the period ended December 31, 2009; all appearing in our Annual Report on Form 10-K for the year ended December 31, 2010 as set forth in their report; and (4) the statements of revenues and certain expenses of First & Main for the period ended December 31, 2010, appearing in our Current Report on Form 8-K/A filed on May 20, 2011 as set forth in their report. We have incorporated by reference each of the aforementioned financial statements in this prospectus and elsewhere in the registration statement, and audited financial statements to be included in subsequently filed documents will be incorporated herein by reference, in reliance on Ernst & Young LLP’s reports (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Accuity LLP, an independent registered public accounting firm, has audited (1) the consolidated financial statements of ABW Lewers LLC at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010; and (2) the combined financial statements of Waikiki Beach Walk – Hotel at December 31, 2010 and 2009 and for each of the three years ended December 31, 2010, all appearing in our Annual Report on Form 10-K for the year ended December 31, 2010 as set forth in their report. We have incorporated by reference each of the aforementioned financial statements in this prospectus and elsewhere in the registration statement in reliance on Accuity LLP’s reports given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$61,219
Printing and Engraving Expenses	$8,000
Legal Fees and Expenses (other than Blue Sky)	$60,000
Accounting Fees and Expenses	$15,000
Miscellaneous	$15,781

Total	$160,000

We will pay all of the costs identified above.

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to indemnify, to the maximum extent permitted by Maryland law, any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our executive officers and directors whereby we have agreed to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of American Assets Trust, L.P., the partnership of which we serve as sole general partner.

Item 16.	Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit

3.1	Articles of Amendment and Restatement of American Assets Trust, Inc.(1)

3.2	Amended and Restated Bylaws of American Assets Trust, Inc.(1)

4.1	Form of Certificate for Common Stock of American Assets Trust, Inc.(1)

5.1	Opinion of Venable LLP.(2)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.(2)

10.1	Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., dated January 19, 2011.(3)

10.2	Registration Rights Agreement among American Assets Trust, Inc. and the persons named therein, dated January 19, 2011.(3)

23.1	Consent of Venable LLP (included in Exhibit 5.1).(2)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).(2)

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.(2)

23.4	Consent of Accuity LLP, independent registered public accounting firm.(2)

23.5	Consent of Accuity LLP, independent registered public accounting firm.(2)

24.1	Power of Attorney (included on Signature Page).(2)

(1)	Incorporated herein by reference to American Assets Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-169326), filed with the Securities and Exchange Commission on September 13, 2010.
(2)	Filed herewith.
(3)	Incorporated herein by reference to American Assets Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2011.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of February, 2012.

American Assets Trust, Inc.

By:	/S/ JOHN W. CHAMBERLAIN
John W. Chamberlain
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John W. Chamberlain and Robert F. Barton, and each of them, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ERNEST S. RADY Ernest S. Rady	Executive Chairman of the Board of Directors (Principal Executive Officer)	February 7, 2012

/S/ ROBERT F. BARTON Robert F. Barton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 7, 2012

/S/ JOHN W. CHAMBERLAIN	Chief Executive Officer, President and Director	February 7, 2012
John W. Chamberlain

/S/ LARRY E. FINGER	Director	February 7, 2012
Larry E. Finger

/S/ ALAN D. GOLD	Director	February 7, 2012
Alan D. Gold

/S/ DUANE A. NELLES	Director	February 7, 2012
Duane A. Nelles

Signature	Title	Date

/S/ THOMAS S. OLINGER	Director	February 7, 2012
Thomas S. Olinger

/S/ ROBERT S. SULLIVAN	Director	February 7, 2012
Robert S. Sullivan

EXHIBIT INDEX

Exhibit

3.1	Articles of Amendment and Restatement of American Assets Trust, Inc.(1)

3.2	Amended and Restated Bylaws of American Assets Trust, Inc.(1)

4.1	Form of Certificate for Common Stock of American Assets Trust, Inc.(1)

5.1	Opinion of Venable LLP.(2)

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.(2)

10.1	Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., dated January 19, 2011.(3)

10.2	Registration Rights Agreement among American Assets Trust, Inc. and the persons named therein, dated January 19, 2011.(3)

23.1	Consent of Venable LLP (included in Exhibit 5.1).(2)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).(2)

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.(2)

23.4	Consent of Accuity LLP, independent registered public accounting firm.(2)

23.5	Consent of Accuity LLP, independent registered public accounting firm.(2)

24.1	Power of Attorney (included on Signature Page).(2)

(1)	Incorporated herein by reference to American Assets Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-169326), filed with the Securities and Exchange Commission on September 13, 2010.
(2)	Filed herewith.
(3)	Incorporated herein by reference to American Assets Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2011.